Exhibit 10.3

SPIN-OFF AGREEMENT

THIS SPIN-OFF AGREEMENT (the "Agreement"), is entered into as of the 8th day of January 2008 (the “Effective Date”), by and between Steven Crane, an adult individual residing in County of Los Angeles, State of California and Gregg Davis, an adult individual residing in the County of Los Angeles, State of California (individually, each is a “Purchaser” and collectively the “Purchasers”), South Bay Financial Solutions, Inc., a Nevada corporation (“SBFS”), a Nevada corporation (“SBFS”), and a wholly-owned subsidiary of the Seller and American Nano Silicon Technology, Inc., a corporation organized and validly existing under the laws of the State of California (the "Seller").

WHEREAS, the Seller, the Purchasers and certain other parties named therein entered into that certain Stock Purchase and Share Exchange Agreement, dated as May 24, 2007 (the “Exchange Agreement”).

WHEREAS, the Purchasers were the majority shareholders and management of the Seller previous to selling all of their shares of Seller and resigning their management positions pursuant to the Exchange Agreement.

WHEREAS, the Exchange Agreement contemplated the transfer of all of the assets of the Seller’s business, as such business was conducted prior to the closing of the Exchange Agreement  (the “COHQ Business”) to SBFS.

Whereas, the Seller has transferred its rights to assets of the COHQ Business (the “Transferred Assets”) to SBFS prior to the Effective Date.

WHEREAS, subject to the terms and conditions contained herein, the Purchasers desire to purchase, and the Seller desires to sell Three Million (3,000,000) shares of common stock of SBFS, constituting all of the issued and outstanding shares of SBFS, in consideration of the Purchasers assuming responsibility for the liabilities of the COHQ Business.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Share Purchase and Sale.  Upon execution of this Agreement, the Purchasers hereby irrevocably agree to purchase Three Million (3,000,000) shares of common stock of SBFS  (the “Shares”)  owned of record by the Seller, and the Seller hereby irrevocably agrees to sell and convey to the Purchasers all of the Shares, all subject to and in accordance with the terms and conditions herein contained.

2.
Purchase Price.  As consideration for the Shares, SBFS (i) hereby assumes any and all liabilities of the Seller arising out of, based upon, or in connection with the COHQ Business or any actions or omissions by the Seller prior to the closing of the transactions of the Exchange Agreement, or arising out of the actions or omissions of Purchasers, and SBFS and the Purchasers (ii) provide the indemnifications described in Section 3 of this Agreement,

3.
Indemnification by Purchasers and SBFS.  Commencing on the Effective Date, SBFS and each Purchaser, jointly and severally, agrees to indemnify and hold harmless the Seller and its officers, directors, stockholders and agents, (but excluding the Purchasers) against any and all losses, liabilities, damages, and expenses whatsoever (which shall include for all purposes, but not be limited to, reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with the COHQ Business or any actions or omissions by the Seller prior to the closing of the transactions of the Exchange Agreement.  The foregoing agreement to indemnify shall be in addition to any liability Purchasers and/or SBFS may otherwise have to the Seller, including liabilities arising under this Agreement.

4.	Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser, as of the date hereof, the following:

(a)	the Seller is a corporation duly organized and validly existing under the laws of the State of California;

(b)
to the knowledge of the Seller’s current management and without duty of enquiry, the Seller is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts the Seller from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement by the Seller in accordance with its terms;

(c)	no broker, dealer or other party has provided services in connection with this transaction for which any commission or other compensation is owed; and

5.
No Representations and Warranties of the Seller regarding SBFS.  The Seller makes no representations or warranties, either express or implied, regarding SBFS or the Shares to the Purchasers and neither the Seller nor any of its officers, directors, stockholders and agents shall have any liability to the Purchasers or SBFS or any of its officers, directors, stockholders and agents other than the obligation to sell the Shares to the Purchasers pursuant to this Agreement .

6.	Representations and Warranties of the Purchasers. The Purchasers hereby represents and warrant to the Seller, as of the date hereof, the following:

(a)
each Purchaser is an adult individual residing in the State of California, and has full power and capacity to enter into, execute and perform this Agreement, which Agreement, once executed by the Purchasers, shall be the valid and binding obligation of each Purchaser, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

(b)
neither Purchaser is bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such Purchaser from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party;

(c)	with respect to the Shares being acquired by the Purchasers:

(i)
the Purchasers are acquiring the Shares for their own accounts, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; the Purchasers have no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Shares (or any portion thereof hereby subscribed for), and have no present intention to enter into any such contract, undertaking, agreement or arrangement;

(ii)	the purchase of the Shares by the Purchasers is not the result of any form of general solicitation or general advertising;

(iii)
the Purchasers hereby acknowledge that: (A) the offering of the Shares was made only through direct, personal communication between the Purchasers and the Seller; (B) the Purchasers have had full access to information concerning SBFS; and (C) the Purchasers understand and acknowledge that a purchaser of the Shares must be prepared to bear the economic risk of such investment for an indefinite period because the Shares have not been registered under the Securities Act of 1933 (the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission) and cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements;

(d)	each Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act;

(e)
the Purchasers have consulted with an attorney regarding legal matters concerning the purchase and ownership of the Shares, and with a tax advisor regarding the tax consequences of purchasing such Shares;

(f)	no broker, dealer or other party has provided services in connection with this transaction for which any commission or other compensation is owed;

(g)	all of the assets pertaining to the COHQ Business have been transferred or quitclaimed to SBFS prior to the Effective Date; and

(i)
the Company has no remaining accounts payable pertaining to the COHQ Business, and the Company does not remain subject to the obligations of any agreement pertaining to the COHQ Business or any assets of the COHQ Business, including without any limitation, the Transferred Assets.

6.	General Provisions.

(a)
Notices.  All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 6(a):

Purchasers & SBFS:

Mr. Steven Crane
Mr. Gregg Davis
1650 South Pacific Coast Highway, Suite 308
Redondo Beach, CA 90277
Attn: Mr. Steve Crane
Telephone: (310) 683-0404
Fax: (310) 540--7562

   Sellers:

American Nano Silicon Technology, Inc.
c/o Huakang Zhou
18 Kimberly Court
East Hanover, NJ 07936
Telephone: (973) 462-8777
Fax: (973) 966-8870

(b)
Binding Agreement; Assignment.  This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms.  This Agreement shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned (whether by contract or by operation of law) by the Purchaser without the prior written consent of the Seller, which may be withheld or delayed in the Seller’s sole discretion.

(c)
Entire Agreement.  This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

(d)
Waiver.  No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

(e)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)
Further Documents and Acts.  Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

(g)
Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of laws applied thereby.  The parties hereby accept the exclusive jurisdiction of the courts of the State of California sitting in and for the County of Orange.

(h)
Severable Provisions.  The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.

(i)
No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE PURCHASERS:                                                                                      WITNESS:

/s/ Steven Crane
Steven Crane

/s/ Gregg Davis
Gregg Davis

SBFS:                                                                                              WITNESS:

South Bay Financial Solutions, Inc.,
a Nevada corporation

/s/ Steven Crane
By: Steven Crane                                                                                              __________________________
Its:  Director

THE SELLER:                                                                                          WITNESS:

American Nano Silicon Technology, Inc.,
a California corporation

/s/ Pu Fachun
By: Pu Fachun                                                                                      __________________________
Its:  President and CEO